UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒          Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Fidus Investment Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1603 Orrington Avenue, Suite 1005
Evanston, Illinois, 60201
(847)
859-3940
March 22, 2024
Dear Stockholder:
You are cordially invited to attend Fidus Investment Corporation’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 12, 2024 at 8:30 a.m. Central Time, at 1603 Orrington Avenue, Suite 1005, Evanston, Illinois, 60201.
The Notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the Annual Meeting. I will also report on the progress of the Company during the past year and answer stockholders’ questions.
It is important that your shares be represented at the Annual Meeting. If you are a stockholder of record and are unable to attend the Annual Meeting in person, I urge you to vote your shares by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided or, alternatively, by calling the toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares if you are unable to attend the Annual Meeting in person. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Your vote is important.

Sincerely yours,

Edward H. Ross
Chairman & Chief Executive Officer

FIDUS INVESTMENT CORPORATION
1603 Orrington Avenue, Suite 1005
Evanston, Illinois, 60201
(847)
859-3940
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, June 12, 2024
To the Stockholders of Fidus Investment Corporation:
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Fidus Investment Corporation (the “Company”) will be held at 1603 Orrington Avenue, Suite 1005, Evanston, Illinois, 60201, on Wednesday, June 12, 2024 at 8:30 a.m. (Central Time) for the following purposes:
1. To elect two Class I directors to serve until the 2027 annual meeting of stockholders and their respective successor has been duly elected and qualified (Proposal No. 1);
2. To approve a proposal to authorize the Company, subject to the approval of the Company’s Board of Directors, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current net asset value per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale) (Proposal No. 2); and
3. To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.
You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 21, 2024. Whether or not you expect to be present in person at the Annual Meeting, please vote by signing the enclosed proxy card and returning it promptly in the self-addressed envelope provided or, alternatively, by calling the toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By order of the Board of Directors,

Shelby E. Sherard
Chief Financial Officer, Chief Compliance Officer and Corporate Secretary
Evanston, Illinois
March 22, 2024
This is an important meeting. To ensure proper representation at the Annual Meeting, please indicate your vote as to the matters to be acted on at the Annual Meeting by following the instructions provided in the enclosed proxy card or voting instruction form. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

ii

FIDUS INVESTMENT CORPORATION
1603 Orrington Avenue, Suite 1005
Evanston, Illinois, 60201
(847)
859-3940
PROXY STATEMENT
2024 Annual Meeting of Stockholders
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fidus Investment Corporation (the “Company,” “Fidus,” “we,” “us” or “our”) for use at our 2024 Annual Meeting of Stockholders to be held on June 12, 2024, at 8:30 a.m. (Central Time) at 1603 Orrington Avenue, Suite 1005, Evanston, Illinois, 60201 and at any adjournments thereof (the “Annual Meeting”). The Notice of Annual Meeting, this proxy statement, the accompanying proxy card and our Annual Report on Form
10-K
for the fiscal year ended December 31, 2023 (the “Annual Report”) are first being sent to stockholders on or about March 28, 2024.
We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone else to vote your shares). If you vote by mail, Internet or telephone as described in the instructions on the proxy card or voting instruction form, and we receive your vote in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified.
If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the director nominees and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, INTERNET OR TELEPHONE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 12, 2024:
The Notice of Annual Meeting, proxy statement, and our Annual Report are available at the following Internet address:
www.viewproxy.com/fidusinv/2024/
.

INFORMATION ABOUT THE MEETING
When is the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 12, 2024, at 8:30 a.m. (Central Time).
Where will the Annual Meeting be held?
The Annual Meeting will be held at 1603 Orrington Avenue, Suite 1005, Evanston, Illinois, 60201.
What items will be voted on at the Annual Meeting?
There are two matters scheduled for a vote:
1. To elect two Class I directors to serve until the 2027 annual meeting of stockholders or their respective successor has been duly elected and qualified (Proposal No. 1); and
2. To approve a proposal to authorize the Company, subject to the approval of the Company’s Board of Directors, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current net asset value (“NAV”) per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale) (Proposal No. 2).
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. Shareholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.
What are the Board of Directors’ recommendations?
Our Board of Directors recommends that you vote:
“
FOR
” the election of the two Class I director nominees named herein to serve on the Board of Directors; and
“
FOR
” the proposal to authorize the Company, subject to the approval of the Company’s Board of Directors, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale).
Will Fidus’ directors be in attendance at the Annual Meeting?
Fidus encourages, but does not require, its directors to attend annual meetings of stockholders. However, Fidus anticipates that all of its directors will attend the Annual Meeting.

INFORMATION ABOUT VOTING
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, March 21, 2024, are entitled to receive notice of the Annual Meeting and to vote the shares for which they were stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on March 21, 2024, we had 31,426,149 shares of common stock outstanding.
How do I vote?
With respect to Proposal No. 1, you may either vote “FOR” each Class I nominee to the Board of Directors, or you may
vote “WITHHOLD AUTHORITY” for each nominee. For Proposal No. 2, you may vote “FOR” or “AGAINST,” or abstain from voting altogether. The procedures for voting are fairly simple:
Stockholders of Record: Shares Registered in Your Name
. If on March 21, 2024, your shares were registered directly in your name with Fidus’ transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described below and on the enclosed proxy card.
Whether or not you plan to attend the Annual Meeting, we urge you to sign and return the enclosed proxy card or to otherwise give your proxy authorization by telephone or Internet, as specified on the proxy card, to ensure your vote is counted.
You may still attend the Annual Meeting and vote in person if you have already signed and returned your proxy card.

•	IN PERSON: To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

•
BY MAIL:
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct, unless, after returning your signed proxy card, you attend the Annual Meeting and vote in person or otherwise revoke your proxy as set forth under the heading “Can I change my vote after submitting my proxy card?” below.

•
BY INTERNET
: To vote by Internet, go to
www.cesvote.com
to transmit your voting instructions
until
11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card available when you access the website and then follow the instructions.

•
BY TELEPHONE
: To vote by telephone, call
1-888-693-8683
and use any touch-tone telephone to transmit your voting instructions until
11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card available when you call the phone number above and then follow the instructions.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank
. If on March 21, 2024, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received from that organization rather than from Fidus, a proxy card and voting instructions with these proxy materials. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet if permitted by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the voting instruction form from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock for which you were the stockholder of record as of March 21, 2024.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please provide a response (by telephone, Internet or mail as provided for on the proxy card accompanying this proxy statement or on the voting instruction form from your broker or bank) for each proxy card you receive to ensure that all of your shares are voted.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted in accordance with the recommendation of the Board of Directors: “FOR” the election of each nominee named herein to serve as a Class I director on the Board of Directors and “FOR” the proposal to authorize the Company, subject to the approval of the Company’s Board of Directors, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale).
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.
Can I change my vote after submitting my proxy card?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may change your vote using the same method that you first used to vote your shares (by telephone, Internet or mail);

•
You may send a written notice that you are revoking your proxy to Fidus Investment Corporation, 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201, Attention: Shelby E. Sherard, Corporate Secretary; or

•
You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting, however, will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions on the voting instruction form provided by your broker or bank.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count each vote marked “FOR” or “WITHHOLD AUTHORITY” for each nominee for Class I director identified in Proposal No. 1 and, with respect to Proposal No. 2, will separately count each vote marked “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes
will be deemed to be present for the purpose of determining a quorum for the Annual Meeting. However, abstentions and broker non-votes
are not counted as votes cast. A “broker
non-vote”
with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals. Notwithstanding the foregoing, the Company will not have any broker non-votes
at the Annual Meeting because there are only
non-routine
proposals to be voted on at the Annual Meeting.
How many votes are needed to approve each proposal?

•
For Proposal No. 1, the two nominees receiving a plurality of the vote will be elected. In other words, the two nominees receiving the most “FOR” votes among votes properly cast in person or by proxy at the Annual Meeting will be elected. If you vote “WITHHOLD AUTHORITY” with respect to one or more nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

•
Proposal No. 2 must be approved by (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders. For purposes of Proposal No. 2 only, “a majority of the outstanding shares” is defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended (the “1940 Act”), to be the lesser of: (1) 67% or more of the common stock of the Company present or represented by proxy at the Annual Meeting, if the holders of more than 50% of the Company’s common stock are present or represented by proxy; or (2) more than 50% of the outstanding common stock of the Company (the voting requirements in (1) and (2), a “1940 Act Majority”). For purposes of the vote on this proposal, abstentions and broker non-votes
will have the effect of votes against the proposal, although they will be considered present for purposes of determining the presence of a quorum.

How many shares must be present to constitute a quorum for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a simple majority (
i.e.
, greater than 50%) of the outstanding shares entitled to vote are represented at the Annual Meeting either in person or by proxy. On March 21, 2024, the record date, there were 31,426,149 shares outstanding and entitled to vote. Thus 15,713,075 shares must be represented at the Annual Meeting either in person or by proxy to constitute a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions will be counted towards the quorum requirement.
If
a quorum is not present at the Annual Meeting, or if a quorum is present but there are not enough votes to approve one or more of the proposals, the person named as chairman of the Annual Meeting may adjourn the meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting and filed on Form
8-K
within four business days of the Annual Meeting. Final results, if different from the preliminary results, will be published on an amended Form
8-K
within four days after the final voting results are established.

ADDITIONAL INFORMATION
How and when may I submit a stockholder proposal for Fidus’ 2025 Annual Meeting?
We will consider for inclusion in our proxy materials for the 2025 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no earlier than September 29, 2024 and no later than 5:00 p.m. (Eastern Time) on November 28, 2024, and that comply with our bylaws and all applicable requirements of Rule
14a-8
promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals must be sent to our Corporate Secretary at Fidus Investment Corporation, 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201.
Pursuant to our bylaws, stockholders wishing to nominate persons for election as directors or to introduce an item of business at an annual meeting that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2025 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, no earlier than September 29, 2024, and no later than 5:00 p.m. (Eastern Time) on November 28, 2024. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that our 2025 Annual Meeting of Stockholders is held more than 30 days before or after the first anniversary of the date the notice for the 2024 annual meeting is mailed. In accordance with our bylaws, the chairman of the 2025 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.
Pursuant to the Company’s bylaws, among other things, a stockholder’s notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such individual;

•	the class, series and number of any shares of stock of the Company that are beneficially owned by such individual;

•	the date such shares were acquired and the investment intent of such acquisition;

•
whether such stockholder believes any such individual is or is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act, and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to make either such determination; and

•
all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

The above procedures summarize the stockholder nomination procedures contained in our bylaws, and any stockholder desiring to submit a nominee should consult our bylaws regarding these requirements.
All nominees properly submitted to the Company (or which the nominating and corporate governance committee (“Nominating Committee”) otherwise elects to consider) will be evaluated and considered by the members of the Nominating Committee using the same criteria as nominees identified by the Nominating Committee itself.
How can I obtain the Company’s Annual Report on Form
10-K?
A copy of our Annual Report on Form
10-K
for the fiscal year ended December 31, 2023 is being mailed with this proxy statement. Our Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

We will also mail to you, without charge and upon your written request, a copy of any specifically requested exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2023.
Requests should be sent to: Corporate Secretary, Fidus Investment Corporation, 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201. A copy of our Annual Report on Form
10-K
has also been filed with the Securities and Exchange Commission, or the SEC, and may be accessed from the SEC’s homepage (http://www.sec.gov).
Who is paying for this proxy solicitation?
Fidus will pay for the entire cost of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee of approximately $300,000, plus reimbursement for out of pocket expenses, to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate. In addition to these written proxy materials, our proxy solicitor, directors, officers and employees of Fidus Investment Advisors, LLC, the Company’s investment adviser and administrator (our “Investment Advisor”), may also solicit proxies in person, by telephone or by other means of communication; however, our directors, officers and employees of our Investment Advisor will not be paid any additional compensation for soliciting proxies. In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by our proxy solicitor, directors, officers or employees of our Investment Advisor. Our Investment Advisor is located at 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201.
We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions.
How many copies should I receive if I share an address with another stockholder?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
Brokers may be householding our proxy materials by delivering a single proxy statement and Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and Annual Report, or if you are receiving multiple copies of the proxy statement and Annual Report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: Shelby E. Sherard, Corporate Secretary, Fidus Investment Corporation, 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201, or by calling
(847) 859-3940.
In addition, Fidus will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Whom should I contact if I have any questions?
If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact Shelby E. Sherard c/o Fidus Investment Corporation, 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201, Telephone
(847) 859-3940,
or Fax:
(847) 859-3953.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
Our Board of Directors is divided into three classes. Each class has a three-year term. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Vacancies on the Board of Directors may be filled by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class or until the director’s successor is duly elected and qualified.
The Board of Directors has six members. There are two members of the class of directors whose term expires in 2024 (Class I), Mr. Hyman and Ms. Corley. If elected at the Annual Meeting, each nominee will serve until the 2027 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified or, if sooner, until his or her death, resignation or removal. Mr. Hyman and Ms. Corley are not being nominated for election, nor has any director, executive officer or other listed officer of the Company been selected as a director, executive officer or other officer pursuant to any agreement or understanding with the Company or any other person. Mr. Hyman and Ms. Corley have indicated their willingness to continue to serve if elected and have consented to be named as nominees. Mr. Hyman and Ms. Corley are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act.
A stockholder can vote for or withhold his or her vote for each nominee.
In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote each such proxy for the election of the nominees named below in accordance with the recommendation of the Board of Directors. If either of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person(s) who is nominated as a replacement. The Board of Directors has no reason to believe that the Class
 I director nominees named will be unable or unwilling to serve.
Certain of our directors who are also officers of the Company may serve as directors of, or on the boards of managers of, certain of our portfolio companies. In addition, the Board of Directors of Fidus Mezzanine Capital, L.P., or Fund I, a wholly-owned consolidated subsidiary that has elected to be treated as a business development company (“BDC”) under the 1940 Act, is composed of all of the Company’s directors.
The business address of each nominee and director listed below is 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201.

Certain information as of March 21, 2024, with respect to each Class I director nominee is set forth below.
Nominees for Class I Directors
Independent Directors

Name	Age	Background Information
Charles D. Hyman	65	Mr. Hyman has served on our Board of Directors since our initial public offering in June 2011, a member of our Audit Committee and our Nominating Committee, and served as the chairman of our Nominating Committee through February 26, 2024. Mr. Hyman is the founder and chief executive officer of Charles D. Hyman & Co., a private, registered investment management firm located in Ponte Vedra Beach, Florida. Prior to forming Charles D. Hyman & Co. in 1994, Mr. Hyman served as a senior vice president of St. Johns Investment Management Company. Mr. Hyman has served on the board of directors for several not-for-profit
companies. Mr. Hyman previously served on the board of Patriot Transportation Holding, Inc. (NASDAQ: PATI) from July 2016 to December 2023.

Name	Age	Background Information
Kelly McNamara Corley	65	Ms. Corley has served on our Board of Directors since July 2022, is a member of our Nominating Committee and Audit Committee, and will serve as the chair of the Nominating Committee, effective as of February 26, 2024. Ms. Corley currently serves as Principal and Co-Founder of
The Red Bee Group LLC, a women owned consulting group providing diversity equity and inclusion advice, public company board governance and strategic leadership advice to executive officers and chief legal officers. Prior to co-founding The
Red Bee Group, Ms. Corley was the Chief Legal Officer of Discover Financial Services for 19 years. Prior to that, she served in a variety of legal and regulatory roles at Morgan Stanley. Ms. Corley currently serves on the boards of Goldman Sachs Bank USA, Rush University Medical Center, and Squeeze LLC. Ms. Corley brings to the Board extensive board, legal and regulatory experience in the financial services industry.

The Board of Directors recommends a vote “for” the Class I director nominees named above.
Certain information as of March 21, 2024, with respect to each Class II and Class III director is set forth below.
Class II Director continuing in office until the 2025 Annual Meeting of Stockholders
Interested Director

Name	Age	Background Information
Thomas C. Lauer	56	Mr. Lauer has served as our director and as a member of our Investment Advisor’s investment committees since our initial public offering in June 2011 and as our President since September 2016. Additionally, Mr. Lauer is a manager of our Investment Advisor. Mr. Lauer is an interested director due to his position with the Investment Advisor. Mr. Lauer has more than 30 years of experience investing debt and equity capital in lower middle-market companies. Mr. Lauer was a managing partner of Fidus Partners, LLC, an investment banking firm, from 2008 to June 2011. From 2004 to 2008, Mr. Lauer was a managing director of Allied Capital Corporation, a publicly-traded business development company, and member of that firm’s Management Committee from 2006 to 2008, Private Finance Investment Committee from 2005 to 2008, and Senior Debt Fund Investment Committee from 2007 to 2008. Prior to joining Allied Capital Corporation, Mr. Lauer worked with the Global Sponsor Finance Group of GE Capital, the financial services unit of General Electric, the Leveraged Capital Group at Wachovia Securities and its predecessor, First Union Securities, Inc., a retail brokerage and institutional capital markets and investment banking firm, and the Platform Components Division of Intel Corporation. Mr. Lauer earned a bachelor of business administration from the University of Notre Dame and master of business administration from the University of Notre Dame’s Mendoza College of Business.
Independent Director

Name	Age	Background Information
Edward X. Tune	54	Mr. Tune has served on our Board of Directors since March 2019 and is a member of our Audit Committee and our Nominating Committee. Mr. Tune is a Partner of Brown Advisory, an investment management firm with offices in North America, Europe, and Asia. Prior to joining Brown Advisory, Mr. Tune was a Managing Director at Brown Brothers Harriman (BBH) where for 14 years he served in a variety of client-facing and leadership roles in Charlotte and Chicago including Chief Operating Officer and Chief Financial Officer for BBH’s wealth management unit. Prior to that, Mr. Tune served as a Vice President and investment advisor with Stein Roe & Farnham in Chicago for 8 years. Mr. Tune brings to the Board of Directors extensive investment management experience.

Class III Directors continuing in office until the 2026 Annual Meeting of Stockholders
Interested Director

Name	Age	Background Information
Edward H. Ross	58	Mr. Ross has served as chairman of our board of directors and our chief executive officer, and as chairman of our Investment Advisor’s investment committees, since our initial public offering in June 2011. Additionally, Mr. Ross is the chief executive officer and a manager of our Investment Advisor. Mr. Ross is an interested director due to his positions with the Company and our Investment Advisor. Mr. Ross has more than 30 years of debt and equity capital investing experience with lower middle-market companies. Mr. Ross co-founded
Fidus Capital, LLC, the predecessor firm to our Investment Advisor, in 2005. From February 2007 to June 2011, Mr. Ross served as a member of the investment committee of Fidus Mezzanine Capital GP, LLC, Fund I’s former general partner. From 2002 to 2005, Mr. Ross was a managing director and the head of the Chicago office for Allied Capital Corporation, a publicly-traded business development company, where he focused on making debt and equity investments in middle-market companies. Prior to joining Allied Capital Corporation, Mr. Ross co-founded
Middle Market Capital, a merchant banking group of Wachovia Securities and its predecessor, First Union Securities, Inc., a retail brokerage and institutional capital markets and investment banking firm. Mr. Ross earned a bachelor of arts from Southern Methodist University and a master of business administration from the University of Notre Dame’s Mendoza College of Business. Mr. Ross is the brother of John J. Ross, II, a manager of our Investment Advisor and a member of its investment committee.
Independent Director

Name	Age	Background Information
Raymond L. Anstiss, Jr.	57	Mr. Anstiss has served on our Board of Directors since September 2011 and is the chairman of our Audit Committee and a member of our Nominating Committee. Mr. Anstiss is the President of Anstiss & Co., an accounting, audit, tax and financial consulting firm headquartered in Chelmsford, Massachusetts. Prior to joining Anstiss & Co. in 1993, Mr. Anstiss served on the audit staff of KPMG Peat Marwick from 1988 to 1992. Mr. Anstiss has served on the board of directors for several not-for-profit
companies.
Qualifications of Directors
When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the director nominee’s individual biographies set forth above and on the following particular attributes:
Interested Directors

•
Mr.
 Ross
: The Nominating Committee and the Board of Directors considered his familiarity with the Fidus investment platform, his significant experience with investing debt and equity capital in middle-market companies, and his broad experience with the day-to-day
management and operation of other investment funds, which provides our Board of Directors with valuable investment and management experience, insight and perspective.

•
Mr.
 Lauer
: The Nominating Committee and the Board of Directors considered his experience with investing debt and equity capital in middle-market companies, which provides our Board of Directors with valuable investment knowledge, experience and insight.

Independent Directors

•
Mr.
 Anstiss
: The Nominating Committee and the Board of Directors considered his
extensive experience in the accounting industry. In addition, Mr. Anstiss’ accounting background was instrumental in his appointment to the chairmanship of our Audit Committee.

•
Ms.
 Corley:
In nominating Ms. Corley for re-election at the Annual Meeting, the Nominating Committee and the Board of Directors considered her extensive experience in the legal and regulatory industries including her substantial experience in providing advice and counsel on corporate governance matters in the financial services industry.

•
Mr.
 Hyman
: In nominating Mr. Hyman for re-election at the Annual Meeting, the Nominating Committee and the Board of Directors considered his extensive experience in the investment analysis, management, and advisory industries and his experience serving as a director of another public company.

•	Mr. Tune : The Nominating Committee and the Board of Directors considered his extensive experience in the investment analysis, management, and advisory industries.

INFORMATION ABOUT EXECUTIVE OFFICER WHO IS NOT A DIRECTOR
The following is a brief biography of our executive officer, Shelby E. Sherard, who is not a director of the Company.

Name	Age	Background Information
Shelby E. Sherard	53	Shelby E. Sherard has served as our chief financial officer and secretary since joining the Company on June 2, 2014 and chief compliance officer since August 11, 2014. Ms. Sherard has more than 30 years of finance experience most recently as a financial officer at Prologis, Inc., a leading owner, operator and developer of industrial real estate, first serving as Chief Financial Officer, Americas, and then overseeing the U.S. tax department. Previously, she served as the Finance Director for Chicago Union Station Development Company, LLC, a real estate development company. From 2005 through 2006, Ms. Sherard served as Executive Vice President and Chief Financial Officer of Grubb & Ellis Company, a publicly-traded real estate services company. From 2002 through 2005, Ms. Sherard was the Chief Financial Officer and Senior Vice President of SiteStuff, Inc., a procurement solutions provider for the commercial real estate industry. Ms. Sherard is a CPA and earned a bachelor’s degree from Northwestern University, a master of business administration from the University of Pennsylvania’s Wharton School and a master’s degree in tax from the University of Illinois.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors has a majority of directors who are independent under the listing standards of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq Stock Market Rules provide that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.
The Board of Directors has determined that the following directors are independent: Messrs. Anstiss, Hyman and Tune and Ms. Corley. Messrs. Ross and Lauer are “interested persons” due to their positions with the Company and/or our Investment Advisor, as discussed in their respective biographies. Based upon information requested and received from each director concerning their respective background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material business or professional relationship with the Company, other than in his capacity as a member of the Board of Directors or any committee thereof.
Meetings of the Board and Committees of the Board
The Board of Directors has established the Audit Committee and Nominating Committee. The Company does not have a separate compensation committee because its executive officers do not receive any direct compensation from the Company; however, the Audit Committee has been charged with carrying out the duties that would typically be addressed by a compensation committee. During 2023, the Board of Directors held seven meetings, the Audit Committee held nine meetings and the Nominating Committee held two meetings. The Company encourages, but does not require, the directors to attend the Company’s annual meeting of its stockholders. During 2023, all of our directors attended 100% of the aggregate number of meetings of the Board of Directors and the respective committees on which they served. All of our directors attended the 2023 annual meeting of stockholders.
Board Leadership Structure
The Board of Directors monitors and performs an oversight role with respect to the business and affairs of the Company. Among other things, the Board of Directors approves the appointment of our Investment Advisor, administrator and officers, reviews and monitors the services and activities performed by our Investment Advisor, administrator and officers, approves annually the renewal of any investment advisory agreement with our Investment Advisor and approves the engagement, and reviews the performance of, the Company’s independent registered public accounting firm.
Under the bylaws, the Board of Directors may designate a chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. The Company does not have a fixed policy as to whether the chairman of the Board of Directors should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.
Presently, Mr. Ross serves as the chairman of the Board of Directors. Mr. Ross is an interested director because he is the Chief Executive Officer of the Company, serves on our Investment Advisor’s investment committee and is a manager of our Investment Advisor. The Company believes that Mr. Ross’s history with the Company, familiarity with the Fidus investment platform and extensive experience in the management of private equity and debt investments qualifies him to serve as chairman of the Board of Directors. Moreover, our Board of Directors believes that it is in the best interests of our stockholders for Mr. Ross to lead our Board of Directors because of his broad experience with the day-to-day
management and operation of other investment funds and his significant background in the financial services industry, as described above.

Our Board of Directors does not have a lead independent director. We are aware of the potential conflicts that may arise when a non-independent
director is Chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an Audit and Compensation Committee and a Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures. Additionally, Mr. Anstiss, an independent director and the chairman of the Audit Committee, acts as a liaison between the independent directors and management between meetings of our Board of Directors and presides over regular executive sessions of the Board of Directors. Our Board of Directors believes that its leadership structure is appropriate in light of the Company’s characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that encourages effective oversight. Specifically, the Board of Directors believes that the relationship of Messrs. Ross and Lauer with our Investment Advisor provides an effective bridge between the Board and management, and encourages an open dialogue between management and our Board, ensuring that these groups act with a common purpose. The members of our Board of Directors also believe that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between both the members of management and our Investment Advisor and our Board of Directors.
Board Role in Risk Oversight
The Board of Directors performs its risk oversight function primarily through (a) its two standing committees, which report to the entire Board of Directors and are comprised solely of independent directors and (b) monitoring by the Company’s Chief Compliance Officer in accordance with its compliance policies and procedures.
As described below in more detail under “Audit and Compensation Committee” and “Nominating and Corporate Governance Committee,” the Audit Committee and the Nominating Committee assist the Board of Directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Nominating Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and its committees. Both the Audit Committee and the Nominating Committee consist solely of independent directors.
The Board of Directors is assisted in its risk oversight responsibilities by the Chief Compliance Officer. The Company’s Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board of Directors, addresses at a minimum (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board of Directors would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors periodically, but in no event less than once each year.
The Company believes that the Board of Directors’ role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC, the Company must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 150% immediately after each time it incurs indebtedness and the Company generally has to invest at least 70% of its total assets in “qualifying assets” as described in section 55 of the 1940 Act. In addition, the Company has elected, and intends to qualify annually, to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended. As a RIC, the Company must, among other things, meet certain source-of-income
and asset diversification requirements.
The Company believes that the Board of Directors’ existing role in risk oversight is appropriate. However, the Company re-examines
the manner in which the Board of Directors administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.
Audit and Compensation Committee
The members of the Audit Committee are Messrs. Anstiss, Hyman and Tune and Ms. Corley, each of whom is not an interested person and is otherwise independent for purposes of the 1940 Act and Nasdaq’s corporate governance regulations. Since September 2011, Mr. Anstiss has served as chairman of the Audit Committee. Our board of directors has adopted a charter for the Audit Committee, which is available on our website at
https://investor.fdus.com/corporate-governance
The Audit Committee is responsible for approving our independent accountants and recommending them to the Board of Directors (including a majority of the independent directors) for approval and submission to the Board of Directors for ratification, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls.
The Audit Committee is also responsible for aiding the Board of Directors in determining the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The Audit Committee also currently receives input from independent valuation firms that have been engaged at the direction of the Board of Directors to value certain portfolio investments. In addition, the Audit Committee is responsible for discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.
The Board of Directors has determined that Mr. Anstiss is an “audit committee financial expert” as defined in Item 407 of Regulation
S-K.
Mr. Anstiss acquired his financial expertise from his education experience as a public accountant, his experience actively supervising financial officers of public companies and in his supervisory role at a public accounting firm and from his experience overseeing and assessing the performance of public accountants with respect to the preparation, auditing and evaluation of financial statements. Mr. Anstiss has consented to be named as an audit committee financial expert in this proxy statement.
Because the Audit Committee is charged with approving our related-party transactions, the board of directors has determined not to create a separate compensation committee and instead has charged the Audit Committee with overseeing amounts payable to our Investment Advisor pursuant to the Advisory Agreement and the Administration Agreement, and making a recommendation to the Board of Directors with respect to the Board’s approval (including the approval of a majority of the directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the 1940 Act, as amended) of the renewal of the Advisory Agreement and the Administration Agreement.
The Board of Directors has determined not to create a separate compensation committee charter and instead has included applicable compensation charter provisions in the charter of the Audit Committee, which is available on our website at
https://investor.fdus.com/corporate-governance
. The Audit Committee charter sets forth the responsibilities of a compensation committee, including overseeing the Company’s compensation policies, evaluating executive officer performance and reviewing and approving the compensation, if any, by the Company of its executive officers.
In reviewing and approving the compensation, if any, by the Company for each of the Company’s executive officers, the Audit Committee will, among other things, consider corporate goals and objectives relevant to executive officer compensation, evaluate each executive officer’s performance in light of such goals and objectives, and set each executive officer’s compensation based on such evaluation and such other factors as the Audit Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation). Notwithstanding the foregoing, currently none of the Company’s executive officers are directly compensated by the Company. However, the Company reimburses its administrator for the allocable portion of overhead and other expenses incurred by the administrator in performing its obligations under an administration agreement, including an allocable share of the compensation of certain of the Company’s executive officers with finance and compliance responsibilities.
Nominating Committee
The members of the Nominating Committee are Messrs. Anstiss, Hyman and Tune and Ms. Corley, each of whom is not an interested person and is otherwise independent for purposes of the 1940 Act and Nasdaq’s corporate governance regulations. Mr. Hyman served as chairman of the Nominating Committee, and, effective as of February 26, 2024, Ms. Corley will serve as chair of the Nominating Committee. The Board of Directors has adopted a charter for the Nominating Committee, which is available on the Company’s website at
https://investor.fdus.com/corporate-governance.
The Nominating Committee is responsible for selecting, researching and nominating directors for election by the Company’s stockholders, selecting nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and its committees.
The Nominating Committee identifies potential nominees based on suggestions from members of the Nominating Committee, other members of the Board of Directors, other executive officers and by other means, and evaluates such persons as a committee. The Nominating Committee will also consider nominees to the Board of Directors recommended by a stockholder, if such stockholder complies with the advance notice provisions of our bylaws. From time to time, the Board of Directors may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.
In considering which persons to nominate as directors for election by stockholders, the Board of Directors and its Nominating Committee consider the experience, qualifications, attributes and skills of candidates, in light of the Company’s then existing business and structure. Additionally, the Nominating Committee generally will hire an outside firm to perform a background check on potential nominees. On an annual basis, the Nominating Committee evaluates the qualifications and diversity of the Board of Directors who are available for reelection in light of the characteristics of independence, age, skills, experience, availability of service to the Company and tenure of its members, and the Board of Directors’ anticipated needs. The Nominating Committee has adopted a policy that it will seek to enhance the perspectives and experiences of the members of the Board of Directors through diversity in gender, ethnic background, geographic origin and professional experience. The Nominating Committee recommends to the Board of Directors for its approval the slate of directors to be nominated for election at the annual meeting of the Company’s stockholders. The Board of Directors and its Nominating Committee periodically review board composition and the policies with respect thereto and as part of this review, the Nominating Committee evaluates the effectiveness of its policies, including the provisions with respect to diversity.
In considering possible candidates for nomination as a director, the Nominating Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who have:

•	strength of character;

•	mature judgment;

•	industry knowledge or experience; and

•	an ability to work collegially with the other members of the Board of Directors.
The Nominating Committee also considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.
All nominees properly submitted to the Company (or which the Nominating Committee otherwise elects to consider) will be evaluated and considered by the members of the Nominating Committee using the same criteria as nominees identified by the Nominating Committee itself.
Communications Between Stockholders and the Board of Directors
Stockholders with questions about Fidus Investment Corporation are encouraged to contact Shelby E. Sherard at Fidus Investment Corporation, 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201. In addition, if stockholders feel their questions have not been addressed, they may communicate with our Board of Directors by sending their communications to: Fidus Investment Corporation, Board of Directors, c/o Edward H. Ross at the address listed above. In addition, stockholders may communicate with the Board of Directors by clicking “Contact the Board” on the Investor Relations section of our website at the following URL:
https://investor.fdus.com/contact-board.
Communications are distributed to the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as: product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be available to any non-management
director upon request.
Executive Sessions and Communication with the Board of Directors
The independent directors serving on our Board of Directors intend to meet in executive sessions at the conclusion of each regularly scheduled meeting of the Board of Directors, and additionally as needed, without the presence of any directors or other persons who are part of the Company’s management. These executive sessions of our Board of Directors will be presided over by Mr. Anstiss or one of the other independent directors serving on the Board of Directors selected on an ad-hoc
basis.
Code of Business Conduct and Corporate Governance Guidelines
The Company has adopted a code of ethics (which we call our “Code of Business Conduct”) which all officers, directors and employees of the Company and its Investment Advisor are expected to observe. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct on the Company’s website. The Company also has adopted corporate governance guidelines (which we call our “Corporate Governance Guidelines”) which apply to our Board of Directors. The Company’s Code of Business Conduct and Corporate Governance Guidelines can be accessed via the Company’s website at
https://investor.fdus.com/corporate-governance
. We will also provide any person, without charge, upon request, a copy of our Code of Business Conduct or Corporate Governance Guidelines. To receive a copy of either or both documents, please provide a written request to: Fidus Investment Corporation, Attn: Shelby E. Sherard, Chief Compliance Officer, 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201.

BOARD DIVERSITY MATRIX
On August 6, 2021, the SEC approved Nasdaq Listing Rule 5606 that requires each Nasdaq-listed company to annually disclose information on the voluntary self-identified gender, racial characteristics, and LGBTQ+ status of the company’s board of directors. The requirement is intended to make consistent and comparable statistics widely available to investors regarding the number of diverse directors serving on a Nasdaq-listed company’s board. In compliance with Nasdaq Rule 5606, the Company is including the following Board Diversity Matrix for the Company as of our record date, March 21, 2024:

Board Diversity Matrix (as of March 21, 2024)
Total Number of Directors	6
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

INSIDER TRADING ARRANGEMENTS AND POLICIES
The Company has adopted insider trading policies and procedures governing the purchase, sale, and disposition of the Company’s securities by officers and directors of the Company that are reasonably designed to promote compliance with insider trading laws, rules and regulations.

HEDGING TRANSACTIONS
The Company’s Code of Business Conduct does not expressly prohibit directors, executive officers or employees of its affiliates from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

COMPENSATION DISCUSSION AND ANALYSIS
Our executive officers do not receive any direct compensation from us. We do not currently have any employees and currently do not expect to have any employees. Services necessary for our business are provided by individuals who are employees or other affiliates of our Investment Advisor, pursuant to the terms of our Investment Advisory Agreement and our administration agreement. Each of our executive officers is an employee or other affiliate of our Investment Advisor. Our day-to-day
investment operations are managed by our Investment Advisor. All of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by our Investment Advisor. In addition, we reimburse our Investment Advisor, as administrator, for its allocable portion of expenses incurred by it in performing its obligations under the administration agreement, including its allocable portion of the cost related to certain of our officers, including the Chief Financial Officer and Chief Compliance Officer, and their respective staffs, and for certain expenses under the administration agreement.
Under the Investment Advisory Agreement, our Investment Advisor earned and was paid approximately $32.5 million in fees for the year ended December 31, 2023, consisting of a base management fee, net of base management fee waiver of $16.0 million and an income incentive fee of $16.5 million. For the year ended December 31, 2023, we accrued/(reversed) $2.4 million of capital gains incentive fees in accordance with generally accepted accounting principles. For the year ended December 31, 2023, $3.5 million of the capital gains fee accrued is payable to our Investment Advisor. During 2023, our Investment Advisor incurred approximately $2.4 million of allocable expenses that are payable by the Company under the administration agreement.

2023 DIRECTOR COMPENSATION TABLE
The following table shows information regarding the compensation received by the Company’s directors, none of whom is an employee of the Company, for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash (1)	Total
Independent Directors
Raymond L. Anstiss, Jr.	$105,000	$105,000
Kelly McNamara Corley	$95,000	$95,000
Charles D. Hyman	$100,000	$100,000
Edward X. Tune	$95,000	$95,000
Interested Directors
Edward H. Ross	None	None
Thomas C. Lauer	None	None

(1)	For a discussion of the independent directors’ compensation, see below.
The independent directors receive an annual fee of $60,000. They receive $5,000 plus reimbursement of reasonable and authorized business expenses incurred in connection with attending each regularly scheduled board meeting, which consists of quarterly meetings and a meeting held in conjunction with the annual shareholders meeting. In addition, the chairperson of the Audit Committee receives an additional annual fee of $10,000 and the chairperson of the Nominating Committee receives an additional annual fee of $5,000 for his or her additional services in these capacities. They also receive $2,500 per each additional Audit Committee meeting to review quarterly investment valuations.
No compensation is paid by the Company to interested directors. No information has been provided with respect to executive officers of the Company who are not directors since its executive officers do not receive any direct compensation from the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions Policy and Procedure
The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain related persons of the Company. The Company has a written Code of Business Conduct that generally prohibits any officer, director and employee of the Company and employees of its Investment Advisor from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board of Directors. Waivers to the Code of Business Conduct for directors and executive officers can be obtained from the Board of Directors under certain circumstances and will be publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee reviews and preapproves all related-party transactions (as defined in Item 404 of
Regulation S-K).
Moreover, our Investment Advisor has enacted a conflict-resolution policy that addresses the co-investment
restrictions set forth under the 1940 Act and the allocation of investment opportunities. The 1940 Act generally prohibits us from making certain negotiated co-investments
with affiliates unless we first obtain an order from the SEC permitting us to do so. Where co-investments
can be made, or where an investment opportunity becomes available to one investment vehicle managed by our Investment Advisor, then an equitable allocation must be made with respect to the investment.
The Company has obtained exemptive relief allowing us to engage in certain co-investment
transactions with our affiliates that would otherwise be prohibited by the 1940 Act, as applicable to BDCs. The Company also obtained exemptive relief that permits the Company and a wholly-owned subsidiary that is licensed by the U.S. Small Business Administration (the “SBA”) as a small business investment company (an “SBIC”) to operate effectively as one company, specifically allowing them to: (1) engage in certain transactions with each other; (2) invest in securities in which the other is or proposes to be an investor; (3) file consolidated reports with the Commission; and (4) be subject to modified consolidated asset coverage requirements for senior securities issued by a BDC and its SBIC subsidiary. Our second and third wholly-owned SBIC subsidiaries, Fidus Mezzanine Capital II, L.P. and Fidus Mezzanine Capital III, L.P. (collectively, the “Funds”) have not elected to be treated as a BDC and is not party to this exemptive relief. On June 30, 2014, we received an exemptive order from the SEC to permit us to exclude the senior securities issued by any SBIC subsidiary of the Company, including the Funds, from the definition of senior securities in the 150% asset coverage requirement applicable to the Company under the 1940 Act.
If we invest alongside other accounts managed by our Investment Advisor, our Investment Advisor will seek to ensure the equitable allocation of investment opportunities between us and the other relevant accounts. If we invest alongside such other accounts as permitted by the 1940 Act and related rules, such investments will be made consistent with our Investment Advisor’s allocation policy. Under this allocation policy, a fixed percentage of each opportunity, which may vary based on asset class and from time to time, will be offered to us and similar eligible accounts, as periodically determined by our Investment Advisor and approved by our Board of Directors, including our independent directors. The allocation policy provides that allocations among us and other accounts will generally be made pro rata based on each account’s capital available for investment, as determined, in our case, by our Board of Directors, including our independent directors. It is our policy to make our determinations as to the amount of capital available for investment based on such factors as the amount of cash on hand, existing commitments and reserves, if any, the targeted leverage level, the targeted asset mix and diversification requirements and other investment policies and restrictions set by our Board of Directors, or imposed by applicable laws, rules, regulations or interpretations. We expect that these determinations will be made similarly for other accounts. On January 4, 2017, the SEC granted us an exemptive order that expands our ability to co-invest
in portfolio companies with certain of our affiliates managed by our investment advisor in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with certain conditions (the “Order”). Pursuant to the Order, we are permitted to
co-invest
with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment
transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching by us or our stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. We intend to co-invest,
subject to the conditions included in the Order. However, we nor our affiliated funds are obligated to invest or co-invest
when investment opportunities are referred to us or them.
In situations where
co-investment
with other entities managed by our Investment Advisor is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, our Investment Advisor will need to decide whether we or such other entity or entities will proceed with the investment. Our Investment Advisor will make these determinations based on our allocation policy that generally requires that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time, including, for example, through random or rotational methods.
In addition, certain members of our Investment Advisor and its investment committees are also members of Fidus Partners, LLC (“Partners”), an investment banking firm. Partners may in the future serve as an advisor to our portfolio companies and we may invest in companies that Partners is advising. Partners may receive fees in connection with these advisory services, subject to regulatory restrictions imposed by the 1940 Act.
Fidus Group Holdings, LLC (“Holdings”), a limited liability company organized under the laws of Delaware, is the parent company of the Investment Advisors. Edward H. Ross, our Chairman and Chief Executive Officer, and Thomas C. Lauer, our President, are managers of Holdings.
Certain Transactions With or Involving Related Persons
Investment Advisory Agreement
Under the Investment Advisory Agreement with our Investment Advisor, we pay our Investment Advisor a management fee and incentive fee that consists of an income incentive fee and a capital gains incentive fee. The incentive fee is computed and paid on income that we may not have yet received in cash. This fee structure may create an incentive for our Investment Advisor to invest in certain types of securities that may have a high degree of risk. Additionally, we rely on investment professionals from our Investment Advisor to assist our Board of Directors with the valuation of our portfolio investments. Our Investment Advisor’s management fee and incentive fee are based on the value of our investments and there may be a conflict of interest when personnel of our Investment Advisor are involved in the valuation process for our portfolio investments. The base management fee, net of the base management fee waiver, under the Investment Advisory Agreement for the year ended December 31, 2023 totaled $16.0 million. The income incentive fee expense for the year ended December 31, 2023 totaled $16.5 million. For the year ended December 31, 2023, we accrued/(reversed) $2.4 million of capital gains incentive fees in accordance with generally accepted accounting principles. For the year ended December 31, 2023, $3.5 million of the capital gains fee accrued is payable to our Investment Advisor.
Mr. E. Ross is the chairman of the Board of Directors of the Company and Fund I and the chairman of our Investment Advisor’s investment committees. Moreover, Mr. E. Ross is the Chief Executive Officer of our Investment Advisor. The board of managers of our Investment Advisor, the manager of Fidus Investment GP, LLC, the general partner of the Funds, currently controls the Funds. The following people are members of the board of managers of our Investment Advisor: Messrs. E. Ross, Lauer, J. Ross, John H. Grigg and Andrew W. Worth. Officers and members of the board of managers of our Investment Advisor receive a benefit from the fees paid to our Investment Advisor pursuant to the Investment Advisory Agreement. Our Board of Directors, which consists of a majority of non-interested
directors, has approved the Investment Advisory Agreement, including the fees paid pursuant to the Investment Advisory Agreement.

Administration Agreement
Pursuant to the administration agreement, our Investment Advisor furnishes us with office facilities and equipment, provides clerical, bookkeeping and record keeping services at such facilities and provides the Company with other administrative services necessary to conduct day-to-day
operations. Under the administration agreement, our Investment Advisor performs, or oversees the performance of, our required administrative services, which include being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, our Investment Advisor assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the administration agreement, our Investment Advisor also provides managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance. Payments under the administration agreement are equal to an amount based upon our allocable portion of our Investment Advisor’s overhead in performing its obligations under the administration agreement, including rent and our allocable portion of the cost related to certain of our officers, including our Chief Financial Officer and Chief Compliance Officer and their respective staffs. In addition, the Company reimburses the Investment Advisor for fees and expenses incurred while performing due diligence on our prospective portfolio companies including “dead deal” expenses. Under the administration agreement, administrative expenses for services provided for the year ended December 31, 2023 totaled $2.4 million.
Investment Committee
Our Investment Advisor has formed an investment committee to evaluate and approve all of our investments and those made by the Funds. The investment committee process is intended to bring the diverse experience and perspectives of the investment committee’s members to the analysis and consideration of each investment. The investment committee also serves to provide investment consistency and adherence to our Investment Advisor’s core investment philosophy and policies. The investment committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by our Investment Advisor on our behalf. The investment committee determines appropriate investment sizing and suggest ongoing monitoring requirements. In addition, the investment committee reviews and determines whether to make prospective investments identified by our Investment Advisor and monitors the performance of our investment portfolio.
The members of the investment committee that evaluate and approve all of our investments are Edward H. Ross, Thomas C. Lauer, John H. Grigg, Robert G. Lesley, Jr., Michael J. Miller, John J. Ross, II, and W. Andrew Worth.
Information regarding members of the investment committee is as follows:
John H. Grigg
has served as a member of our Investment Advisor’s investment committee since our initial public offering in June 2011 and as a senior origination professional of our Investment Advisor since June 2011. Mr. Grigg has over 30 years of experience advising clients on mergers and acquisitions. From February 2007 to June 2011, Mr. Grigg served as a member of the investment committee of Fidus Mezzanine Capital GP, LLC, the Fund’s former general partner. In 2004, Mr. Grigg co-founded
Fidus Partners, LLC, an investment banking firm. Prior to
co-founding
Fidus Partners, LLC, Mr. Grigg served as managing director and partner at First Union Securities, Inc. and its predecessor, Bowles Hollowell Conner & Co., from 1989 to 2000. Prior to joining Bowles Hollowell Conner & Co., Mr. Grigg worked in the investment banking group of Merrill Lynch & Co. Mr. Grigg earned a bachelor of arts from the University of North Carolina and a master of business administration from the University of Virginia’s Darden School of Business.
Robert G. Lesley
has served as a member of the investment committee since January 2015. Prior to joining Fidus Investment Advisors, LLC in 2013, Mr. Lesley was a partner at Chapter IV Investors, a middle-market hybrid investment firm with approximately a $270 million fund. Chapter IV’s flexible investment charter allowed for investment in both the private (control and minority equity) and public markets. From 2003 to 2007, Mr. Lesley was a vice president with Blue Point Capital Partners, a private equity firm focused on lower middle-market companies. From 2000 to 2003, Robert was an associate in the Mergers & Acquisitions Group of Wachovia Securities and its predecessor, First Union Securities, Inc. Mr. Lesley earned a bachelor of arts in economics from the University of North Carolina at Chapel Hill and a masters of business administration from the Kellogg Graduate School of Management at Northwestern University.
Michael J. Miller
has served as a senior origination professional of our investment advisor since June 2011. Mr. Miller has over 30 years of leveraged finance and corporate lending and origination experience.

In 2010, Mr. Miller joined Fidus Capital, LLC, the predecessor firm to our investment advisor, as a senior investment professional and joined Fidus Partners, LLC, an investment banking firm. Prior to joining Fidus Capital and Fidus Partners, Mr. Miller served in various capacities, including managing director and head of business development, at Allied Capital Corporation from 2005 until 2010. Prior to joining Allied Capital Corporation, Mr. Miller spent more than 16 years with JPMorgan Chase and its predecessors where he worked in their middle-market leveraged finance, asset based and corporate lending groups. Mr. Miller earned his bachelor of science in industrial and labor relations from Cornell University and his master of business administration from The Stern School at New York University.
John J. Ross, II
has served as a member of our Investment Advisor’s investment committee since our initial public offering in June 2011. Additionally, Mr. Ross has served as a manager of our Investment Advisor since June 2011. Mr. Ross has over 30 years of experience advising clients on mergers and acquisitions. From February 2007 to June 2011, Mr. Ross served as a member of the investment committee of Fidus Mezzanine Capital GP, LLC, the Fund’s former general partner. In 2004, Mr. Ross co-founded
Fidus Partners, LLC, an investment banking firm. Prior to
co-founding
Fidus Partners, LLC, Mr. Ross served as a managing director at Wachovia Securities and its predecessors, First Union Securities, Inc. and Bowles Hollowell Conner & Co, from 1999 to 2002. Mr. Ross earned a bachelor of science from Southern Methodist University and a master of business administration from the Harvard Business School. Mr. Ross is the brother of Edward H. Ross, our chairman of the board and chief executive officer, and chairman of the investment committee.
W. Andrew Worth
has served as a member of our Investment Advisor’s investment committee since our initial public offering in June 2011. Additionally, Mr. Worth has served as a manager of our Investment Advisor since June 2011. Mr. Worth has over 25 years of experience investing in debt and equity securities of lower middle-market companies. In 2008, Mr. Worth joined Fidus Capital, LLC, the predecessor firm to our investment advisor. Prior to joining Fidus Capital, LLC in 2008, Mr. Worth served as a principal with Allied Capital Corporation from 2002 to 2008, where he was responsible for all aspects of the investment process including origination, execution and portfolio management. From 1996 to 2002, Mr. Worth was an associate in Credit Suisse First Boston’s Global Industrials and Services investment banking practice and an analyst in the Leveraged Finance Group of First Union Securities, Inc. Mr. Worth earned a bachelor of arts from the University of North Carolina at Chapel Hill and a master of business administration from the University of Chicago Graduate School of Business.
Portfolio Management
We will only invest in an opportunity with the approval of at least four of the members of the investment committee responsible for advising the Company and the Funds. Generally, an investment opportunity will receive the unanimous approval of the respective investment committee.
Follow-on
investments in existing portfolio companies require the relevant investment committee’s approval in addition to what was obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the relevant investment committee. The day-to-day
management of investments approved by the investment committee will be overseen by the members of the relevant investment committee. Biographical information with respect to the members of the investment committee is set out under “—Investment Committee.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 21, 2024, the record date, by each of our executive officers and independent directors and all of our directors and executive officers as a group.
As
of March 21, 2024,
we
are not aware of any five percent beneficial owners of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 21, 2024. Percentage of beneficial ownership is based on 31,426,149 shares of common stock outstanding as of March 21, 2024. Unless otherwise stated, the business address of each person below is 1603 Orrington Avenue, Suite 1005, Evanston, Illinois 60201. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

Name and Address	Number of Shares Beneficially Owned (1)	Percentage of Class	Dollar Range of Equity Securities Beneficially Owned (2)(3)
Interested Directors:
Edward H. Ross	177,788	*	over $	100,000
Thomas C. Lauer	81,600	*	over $	100,000

Independent Directors:
Raymond L. Anstiss, Jr.	25,896	*	over $	100,000
Charles D. Hyman	25,200	*	over $	100,000
Edward X. Tune	6,000	*	over $	100,000

Executive Officers Who Are Not Directors:
Shelby E. Sherard	31,660	*	over $	100,000

All Directors and Executive Officers as a Group	348,144	1.1%	over $	100,000

*	Represents less than 1.0%.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of equity securities beneficially owned by our directors is based on a stock price of $19.04 per share as of March 21, 2024.

Each of our Investment Advisor’s investment committee members has ownership and financial interests in, and may receive compensation and/or profit distributions from, our Investment Advisor. Each of the members of the investment committee will receive compensation and/or profit distributions from our Investment Advisor. None of the members of the investment committee receives any direct compensation from us. The following table shows the dollar range of our common stock beneficially owned by each member of our investment advisor’s investment committees as of March 21, 2024:

Members of our Investment Advisor’s Investment Committee	Dollar Range of Equity Securities in Fidus Investment Corporation (1)
Edward H. Ross	Over $1,000,000
John J. Ross, II	Over $1,000,000
Thomas C. Lauer	Over $1,000,000
W. Andrew Worth	$500,001 - $1,000,000
Michael J. Miller	$500,001 - $1,000,000
John H. Grigg	$500,001 - $1,000,000
Robert G. Lesley	$100,001 - $500,000

(1)	Dollar ranges are as follows: None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, $100,001 - $500,000; $500,001 - $1,000,000 or Over $1,000,000.

PROPOSAL NO. 2
APPROVAL TO SELL OR OTHERWISE ISSUE SHARES OF COMMON STOCK BELOW NET ASSET VALUE
The Company is a
closed-end
investment company that has elected to be treated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the Company’s then current NAV per share, with certain exceptions. One such exception would permit the Company to sell shares of its common stock during the next year at a price below the Company’s then current NAV per share if its stockholders approve such a sale and the Company’s directors make certain determinations. Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell shares of its common stock at a price below its then current NAV per share, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the one year anniversary of the date of this Annual Meeting or the date of the Company’s 2025 Annual Meeting of Stockholders.
Generally, equity securities sold in public securities offerings are priced based on public market prices quoted on exchanges such as Nasdaq, rather than NAV, or book value, per share. Since the Company’s initial public offering, at times the Company’s common stock has traded above its NAV per share, and at times the Company’s common stock has traded below its NAV per share. Similar to last year, the Company is again seeking the approval of a majority of its common stockholders to authorize the Company, pursuant to approval of the Company’s Board of Directors, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale).
Selling or otherwise issuing shares of the Company’s common stock below its then current NAV per share would result in a dilution of the Company’s existing common stockholders. It should be noted that the maximum number of shares issuable below NAV pursuant to this authority that could result in such dilution is limited to 25% of the Company’s then outstanding common stock immediately prior to each such sale.
Furthermore, pursuant to this authority, there would be no limit on the discount to NAV at which shares could be sold.
See below for a discussion and examples of the dilutive effect of the issuance of shares below NAV.
Reasons to Offer or otherwise Issue Common Stock Below NAV
We believe that the limited amount of capital available to lower middle-market companies, coupled with the desire of these companies for flexible and partnership-oriented sources of capital, creates an attractive investment environment for us. From our perspective, lower middle-market companies have faced difficulty raising debt capital in both the capital markets and private markets. As a result of the difficulties in the credit markets and fewer sources of capital for lower middle-market companies, we see opportunities for improved risk-adjusted returns. Furthermore, we believe with a large pool of uninvested private equity capital seeking debt capital to complete transactions and a substantial supply of refinancing opportunities, there is an opportunity to attain appealing risk-adjusted returns on debt and equity investments.
As a BDC and a RIC, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of less than 1:1 (or 2:1 if certain requirements are satisfied), which requires the Company to finance its investments with at least as much equity as debt in the aggregate. To continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

Although the Company’s common stock has had a relatively limited trading history, it has traded both at a premium and at a discount in relation to its NAV, which is the equivalent of “book value,” rather than market or publicly-traded value. The possibility that shares of our common stock will trade at either a discount from NAV or at premiums that are unsustainable over the long term is separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether any shares of our common stock issued in the future will trade at, above, or below NAV. The Company has had six follow-on
equity offerings since closing its IPO in June 2011 and has sold shares under its equity at-the-market
program (the ATM Program). Each offering has priced above the Company’s then current NAV. The following table lists the high and low sales prices for our common stock, and the sales prices as percentages of NAV. On March 21, 2024, the last reported closing sale price of our common stock on the Nasdaq Global Select Market was $19.04.

Period	NAV (1)	High Closing Sales Price	Low Closing Sales Price	Premium / (Discount) of High Sales Price to NAV (2)	Premium / (Discount) of Low Sales Price to NAV (2)	Dividends Declared Per Share (3)
Year Ended December 31, 2023:
First Quarter	$19.39	$20.90	$18.29	7.8%	(5.7)%	$0.66
Second Quarter	19.13	20.08	18.10	5.0	(5.4)	0.70
Third Quarter	19.28	20.98	18.80	8.8	(2.5)	0.72
Fourth Quarter	19.37	20.13	17.69	3.9	(8.7)	0.80
Year Ended December 31, 2022:
First Quarter	$19.91	$20.52	$17.02	3.1%	(14.5)%	$0.53
Second Quarter	19.80	20.94	16.61	5.8	(16.1)	0.43
Third Quarter	19.41	20.62	16.92	6.2	(12.8)	0.43
Fourth Quarter	19.43	20.69	16.88	6.5	(13.1)	0.61
Year Ended December 31, 2021:
First Quarter	$16.90	$15.67	$12.78	(7.3)%	(24.4)%	$0.38
Second Quarter	17.57	17.89	15.70	1.8	(10.6)	0.39
Third Quarter	18.31	18.39	16.45	0.4	(10.2)	0.42
Fourth Quarter	19.96	18.63	16.97	(6.7)	(15.0)	0.41
Year Ended December 31, 2020:
First Quarter	$15.37	$15.55	$4.72	1.2%	(69.3)%	$0.39
Second Quarter	15.39	11.02	5.36	(28.4)	(65.2)	0.30
Third Quarter	15.94	10.72	8.49	(32.7)	(46.7)	0.30
Fourth Quarter	16.81	14.31	10.00	(14.9)	(40.5)	0.34
Year Ended December 31, 2019:
First Quarter	$16.55	$15.68	$11.90	(5.3)%	(28.1)%	$0.39
Second Quarter	16.29	16.47	15.33	1.1	(5.9)	0.39
Third Quarter	16.47	16.33	14.49	(0.9)	(12.0)	0.39
Fourth Quarter	16.85	16.06	14.17	(4.7)	(15.9)	0.43

(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low sales price divided by NAV.
(3)
Represents the distribution declared in the specified quarter. We have adopted an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a distribution, then stockholders’ cash distributions will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash distributions.

Distributions in excess of our current and accumulated profits and earnings would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. The determination of the tax attributes of our distributions will be made annually as of the end of our fiscal year based upon our taxable income for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of our distributions for a full year. Each year, a statement on Form
1099-DIV
identifying the source of the distribution will be sent to our U.S. stockholders of record. No portion of the distributions reported in the table above represented a return of capital.
Credit market dislocation and uncertainty surrounding the U.S. economy may lead to significant stock market volatility, particularly with respect to the stock of financial services companies. We have observed, and continue to observe, supply chain disruptions, labor and resource shortages, commodity inflation, elements of financial market instability (including rapidly rising interest rates), an uncertain economic outlook for the United States (which may include a recession), and elements of geopolitical instability (including the ongoing war in Ukraine, the ongoing war in the Middle East, and U.S. and China relations), each of which can contribute to continuing periods of volatility. During times of increased price volatility, the Company’s common stock may periodically trade below its NAV, which is not uncommon for BDCs like the Company. As noted above, however, market uncertainties have created, and we believe will continue to create, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV, although there is no assurance that this will occur. The Company expects that it will be periodically presented with attractive opportunities that require the Company to make an investment commitment quickly. The Company may be unable to capitalize on investment opportunities presented to it unless it is able to quickly raise capital. Stockholder approval of the proposal to sell shares below NAV subject to the conditions detailed below will provide the Company with the flexibility to invest in such opportunities.
The Board of Directors believes that having the flexibility to issue its common stock below NAV in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell, and such sales could occur at times that are disadvantageous to sell.
Conditions to Sales Below NAV
The Company will only sell or otherwise issue shares of its common stock at a price below NAV per share if the following conditions are met:

•
the holders of a majority of the Company’s outstanding voting securities, and the holders of a majority of the Company’s outstanding voting securities that are not affiliated persons of the Company, approved the Company’s policy and practice of making such sales of securities at the last annual meeting of stockholders within one year immediately prior to any such sale;

•
a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company have determined that any such sale would be in the best interests of the Company and its stockholders;

•
a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount; and

•	the Company has filed a new post-effective amendment to an effective registration statement if the cumulative dilution to NAV per share from offerings under the registration statement exceeds 15%.

Finally, in determining whether or not to sell additional shares of the Company’s common stock at a price below the NAV per share, the Board of Directors has a duty to act in the best interests of the Company and its stockholders. Shares of common stock sold at prices below then current NAV upon exercise or conversion of any warrants or other securities that may be issued under authority granted by our stockholders at our 2024 annual meeting will not be taken into account in determining whether the 25% limitation described above in this proposal has been reached.
Key Stockholder Considerations
Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the dilutive effect of the issuance of shares of the Company’s common stock at less than NAV per share on the NAV per outstanding share of common stock. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. Since under this proposal shares of the Company’s common stock or securities otherwise issued could be issued at a price that is substantially below the NAV per share, the dilution could be substantial. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. If this Proposal No. 2 is approved, the Board of Directors of the Company may, consistent with its fiduciary duties, approve the sale or otherwise issue shares of the Company’s common stock at any discount to its then current NAV per share; however, the Board of Directors will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so.
The 1940 Act establishes a connection between common share sale price and NAV because, when shares of common stock or other specific securities are sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of our common stock at a price below NAV, please see the table below under the heading
“Examples of Dilutive Effect of the Issuance of Shares Below NAV”
on page 35.
It should be noted that the cumulative number of shares sold below NAV pursuant to this approval is limited to 25% of the Company’s then outstanding common stock immediately prior to each such sale. While we aggregate all sales sold below NAV throughout the year for purposes of this limit, the maximum is based on the percentage of outstanding common shares at the time of each offering and if we issue additional shares throughout the year, we would be able to issue more shares below NAV before reaching the 25% limit. Furthermore, there would be no limit on the discount to NAV at which shares could be sold.
Finally, any sale of substantial amounts of our common stock or other securities in the open market may adversely affect the market price of our common stock and may adversely affect our ability to obtain future financing in the capital markets. In addition, future sales of our common stock to the public may create a potential market overhang, which is the existence of a large block of shares readily available for sale that could lead the market to discount the value of shares held by other investors. In the event we were to continue to sell our common stock at prices below NAV for sustained periods of time, such offerings may result in sustained discounts in the marketplace.
Examples of Dilutive Effect of the Issuance of Shares Below NAV
The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV), (4) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV) and (5) an offering of 250,000 (25% of the outstanding shares) with the proceeds to the Company at $0.00 per share after offering expenses and commissions (a 100% discount from NAV). Under this proposal, there is no limit on the discount at which the Company may sell its shares.

Dilutive Effect of the Issuance of Shares by Company XYZ Below Net Asset Value

		Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 20% Offering At 20% Discount		Example 4 25% Offering At 25% Discount		Example 5 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change

Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—	$7.89	—	$—	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$7.50	—	$—	—

Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%	$9.50	(5.00)%	$8.00	(20.00)%

Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%	0.80%	(20.00)%

Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%	$95,000	(5.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$9.50	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(0.50)	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%	—	(5.00)%	—	(20.00)%
Required Vote
Approval of this proposal requires the affirmative vote of (1) a 1940 Act majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a 1940 Act majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company.
The Board of Directors recommends a vote “FOR” the proposal to authorize the Company, pursuant to approval of the Board of Directors of the Company, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. RSM US LLP also will serve as the independent registered public accounting firm for all of our wholly-owned subsidiaries.
RSM US LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our wholly-owned subsidiaries. It is expected that a representative of RSM US LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.
Independent Registered Public Accounting Firm’s Fees
We have paid or expect to pay the following fees to RSM US LLP for work performed in 2023 and 2022 or attributable to the audit of our 2023 and 2022 financial statements:

	Fiscal Year Ended December 31, 2023 (1)		Fiscal Year Ended December 31, 2022
Audit Fees	$661,485	(2)	$743,997	(3)
Audit Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—

Total Fees:	$661,485		$743,997

(1)	Includes estimated billings for fiscal year 2023.
(2)	Includes fees of $80,310 related to our public offerings of common stock under our ATM program.
(3)	Includes fees of $55,749 related to our public offerings of common stock under our ATM program.
Audit Fees
. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, any audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
Audit Related Fees
. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.
Tax Fees
. Tax fees include corporate and subsidiary compliance and consulting.
All Other Fees
. Fees for other services would include fees for products and services other than the services reported above.
Pre-Approval
Policies and Procedures
Our Audit Committee has established, and our Board of Directors has approved a pre-approval
policy that describes the permitted audit, audit-related, tax and other services to be provided by RSM US LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve
the audit and
non-audit
services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence. The Audit Committee has pre-approved
all services by RSM US LLP that were performed during the fiscal year ended December 31, 2023.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval
must be submitted to the Audit Committee for specific
pre-approval,
irrespective of the amount. Before the Company engages the independent registered public accounting firm to render a service, the engagement must be either (i) specifically approved by the Audit Committee or (ii) entered into pursuant to the pre-approval
policy. Normally,
pre-approval
is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval
authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval
decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve
services performed by the independent registered accounting firm to management.

AUDIT COMMITTEE REPORT*
The Audit Committee of the Board of Directors of Fidus Investment Corporation operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at
https://investor.fdus.com/corporate-governance
. The audit committee is comprised of four directors, each of whom is not “interested persons” (as defined in the 1940 Act) of the Company and meets the independence requirements under the applicable listing standards under the Nasdaq Stock Market Rules.
Management is responsible for the Company’s internal controls over the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.
Review with Management
The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.
Review and Discussion with Independent Registered Public Accounting Firm
The Audit Committee has discussed with RSM US LLP matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from RSM US LLP required by Public Company Accounting Oversight Board Rule 3526 (
Communication with Audit Committee Concerning Independence
), and has discussed with RSM US LLP its independence and the compatibility of non-audit
services with the firm’s independence.
Conclusion
Based on the Audit Committee’s discussion with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023 for filing with the Securities and Exchange Commission. The Audit Committee also appointed RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

The Audit Committee
Raymond L. Anstiss, Jr., Chair
Kelly McNamara Corley
Charles D. Hyman
Edward X. Tune

*
The information contained in the foregoing Audit Committee Report is not “soliciting material” and is not deemed “filed” with the SEC and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any such filing, except to the extent that we specifically incorporate this information by reference.

PRIVACY NOTICE
We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
From time to time, we may receive nonpublic personal information relating to our stockholders. We do not disclose nonpublic personal information about our stockholders or former stockholders to anyone, except as required by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).
We restrict access to nonpublic personal information about our stockholders to employees of our investment advisor, its affiliates or authorized service providers that have a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

OTHER BUSINESS
The Board of Directors knows of no other business to be presented for action at the 2024 Annual Meeting of Stockholders. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law requirements are met.
You are cordially invited to attend the 2024 Annual Meeting of Stockholders in person. Whether or not you plan to attend the meeting, you are requested to indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form.

By order of the Board of Directors

Shelby E. Sherard
Chief Financial Officer, Chief Compliance Officer and Corporate Secretary
Evanston, Illinois
March 22, 2024

PROXY

FIDUS INVESTMENT CORPORATION

1603 Orrington Avenue, Suite 1005

Evanston, IL 60201

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward H. Ross and Shelby E. Sherard, or any of them, as proxies, and each with full power of substitution, to represent and vote all the shares of Common Stock of Fidus Investment Corporation held of record by the undersigned on March 21, 2024, at the Annual Meeting of Stockholders to be held at 8:30 a.m. Central Time, at the Company’s office at 1603 Orrington Avenue, Suite 1005, Evanston, Illinois, 60201, on June 12, 2024, or any adjournment or postponement thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted “FOR” proposals 1 and 2 in accordance with the recommendation of the Company’s board of directors, and in the discretion of the proxies with respect to any other matters that may properly come before the meeting, subject to the SEC rules.

The proxies named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be marked, dated, and signed on other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held June 12, 2024.

The Notice of Meeting, Proxy Statement, and our

2023 Annual Report are available at: www.viewproxy.com/fidusinv/2024/.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Proposal 1. The election for each of the nominees listed below to serve as a Class I Director until his or her successor has been duly elected and qualified.

NOMINEES:	FOR	WITHHOLD AUTHORITY

(1) Charles D. Hyman	☐	☐

(2) Kelly McNamara Corley	☐	☐

DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)

I plan on attending the meeting ☐

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐
CONTROL NUMBER

Proposal 2.  To approve a proposal to authorize the Company, subject to the approval of the Company’s Board of Directors, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current net asset value per share, subject to certain conditions as set forth in the proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale).

FOR☐ AGAINST ☐ ABSTAIN ☐

Proposal 3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice Is specified, it will be voted “FOR” proposals 1 and 2 in accordance with the recommendation of the Company’s board of directors.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, A Proxy Statement for the Annual Meeting of Stockholders, and the 2023 Annual Report to Stockholders.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer ls a partnership, please sign in partnership name by authorized person.

Date

Signature

Signature (if held jointly)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/fdus Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to

vote your proxy. Have your proxy

card available when you call.

Follow the voting instructions to

vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.